 Exhibit 10.1

THIRD AMENDMENT

THIS THIRD AMENDMENT (this “Amendment”), dated as of December 13, 2024, is entered into among LULU’S FASHION LOUNGE, LLC, a Delaware limited liability company (the “Borrower”), Lulu’s Fashion Lounge Parent, LLC, a Delaware limited liability company (“Holdings”), the other Guarantors party hereto, the Lenders party hereto, and Bank of America, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”), Swing Line Lender and an L/C Issuer.

RECITALS

WHEREAS, the Borrower, Holdings, the other Guarantors from time to time party thereto, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, are parties that that certain Credit Agreement dated as of November 15, 2021 (as amended, modified, supplemented, increased, extended, restated, renewed, refinanced and replaced from time to time, the “Credit Agreement”); and

WHEREAS, the Credit Parties have requested certain modifications to the Credit Agreement and Lenders constituting Required Lenders have agreed to the requested modifications on the terms and conditions herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.
2.Waiver.  On or prior to December 16, 2024, the Borrower is required to deliver certain financial statements and a Compliance Certificate for the Fiscal Quarter ended on or about September 30, 2024.  The Lenders constituting Required Lenders hereby waive the requirements of Sections 7.16(a) and 7.16(b) of the Credit Agreement solely with respect to the period of four Fiscal Quarters ended on or about September 30, 2024 (the “Specified Reporting Period”).  The foregoing waiver (the “Limited Waiver”) relates only to the requirement to comply with Sections 7.16(a) and 7.16(b) of the Credit Agreement for the Specified Reporting Period and not with respect to any other period. Neither the Administrative Agent nor any Lender has consented to any other transaction or waived any other covenant, Default or Event of Default. The Limited Waiver does not imply or in any way obligate the Administrative Agent or any Lender to consent to any other transaction or waive any other covenant, Default or Event of Default that may now exist or may hereafter arise. The Limited Waiver does not affect or impair the Administrative Agent’s or any Lender’s rights or remedies under the Credit Agreement or the other Loan Documents except with respect to the Limited Waiver. In the event the Administrative Agent or any Lender subsequently agrees to consider any further consent, waiver or amendment with respect to any Loan Document, neither this Agreement nor any other conduct of the Administrative Agent or any Lender shall be of any force or effect on the Administrative Agent’s or any Lender’s consideration or decision with respect thereto. Neither the Administrative Agent nor any Lender shall have any further obligation whatsoever to consider or agree to any further consent (or any amendment or waiver) with respect to any Loan Document. The Limited Waiver does not create or contribute to a course of dealing, performance or conduct among the parties.
3.Amendments to the Credit Agreement.

3.1The definition of Applicable Rate in Section 1.01 of the Credit Agreement is hereby amended to read as follows:

“Applicable Rate” means, for any day, the rate per annum equal to:

(a)during the period commencing on the First Amendment Effective Date through (but excluding) November 12, 2024: (i) in the case of Base Rate Loans, 1.25%, (ii) in the case of Term SOFR Loans, 2.25%, (iii) in the case of the Letter of Credit Fee, 2.25% and (iv) in the case of the Commitment Fee, 0.375%;

(b)during the period commencing on November 12, 2024 through (but excluding) December 13, 2024: (i) in the case of Base Rate Loans, 2.75%, (ii) in the case of Term SOFR Loans, 3.75%, (iii) in the case of the Letter of Credit Fee, 3.75% and (iv) in the case of the Commitment Fee, 0.375%;

(c)during the period commencing on December 13, 2024 through (but excluding) February 1, 2025: (i) in the case of Base Rate Loans, 3.25%, (ii) in the case of Term SOFR Loans, 4.25%, (iii) in the case of the Letter of Credit Fee, 4.25% and (iv) in the case of the Commitment Fee, 0.375%; and

(b)from and after February 1, 2025: (i) in the case of Base Rate Loans, 4.00%, (ii) in the case of Term SOFR Loans, 5.00%, (iii) in the case of the Letter of Credit Fee, 5.00% and (iv) in the case of the Commitment Fee, 0.375%.

3.2	Section 4.02 of the Credit Agreement is hereby amended to add a new clause (e) to read as follows:

(e)The Borrower shall have delivered the financial statements required by Section 6.01(a) and the related Compliance Certificate required by Section 6.02(b) for the Fiscal Year ending December 31, 2024 demonstrating compliance with the Financial Covenants for the period of four Fiscal Quarters then ended.

3.3	Section 6.01 of the Credit Agreement is hereby amended to add a new clause (d) to read as follows:

not later than 5:00 pm Eastern on the first Business Day of each week, commencing with December 23, 2024 and through March 3, 2025, true and complete copies of all bank statements together with an aging of all outstanding payables, in each case as of the immediately preceding Business Day, certified by a Responsible Officer of the Borrower and in form and detail reasonably acceptable to the Administrative Agent.

3.4A new clause (c) is added to Section 7.16 of the Credit Agreement to read as follows:

(c)The Credit Parties shall not permit Liquidity, determined on a consolidated basis for Holdings and its Subsidiaries as of the last Business Day of each week commencing with the week ending December 20, 2024, to be less than (i) for the weeks ending December 20, 2024, December 27, 2024 and January 3, 2025, $1,500,000, (ii) for the weeks ending January 10, 2025 and January 17, 2025, $1,000,000, (iii) for the weeks ending January 24, 2025, January 31, 2025, February 7, 2025 and February 14, 2025, $2,000,000 and (iv) for the weeks ending February 21, 2025 and February 28, 2025, $4,000,000.

As used herein, “Liquidity” means, with respect to any Person as of any date, the aggregate amount of Unrestricted Cash and Cash Equivalents of such Person as of such date, in each case that is not subject to any Lien, other than Permitted Liens.

4.Release of Claims.  In consideration of the Administrative Agent’s and the Lenders’ willingness to enter into this Amendment and provide the limited consent set forth in Section 2 above, each Credit Party hereby releases and forever discharges the Administrative Agent, the Swing Line Lender, the L/C Issuer, each Lender, and each of their respective predecessors, successors, assigns, and Related Parties (each and every of the foregoing, a “Released Party”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions, and causes of action of any nature whatsoever, in each case through the date hereof, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, whether liquidated or unliquidated, whether absolute or contingent, whether foreseen or unforeseen, and whether or not heretofore asserted, which any Credit Party may have or claim to have against any Released Party
5.Amendment and Waiver Fee. In consideration of the agreements set forth herein (and subject to the immediately succeeding sentence), the Borrower shall pay a one-time fee (the “Amendment and Waiver Fee”) to the Administrative Agent, for the ratable benefit of the Lenders, in the amount of $500,000. The Amendment and Waiver Fee shall be fully earned and non-refundable as of the date of this Amendment, not be applied to reduce the Secured Obligations (other than in respect of the Amendment and Waiver Fee), and be due and payable in immediately available funds as follows: (i) $100,000 of the Amendment and Waiver Fee shall be due on each of February 1, 2025, March 1, 2025, April 1, 2025, May 1, 2025 and June 1, 2025; (ii) if the Obligations are accelerated, the unpaid balance of the Amendment and Waiver Fee shall be immediately due and payable; and (iii) if the Facility Termination Date occurs, any portion of the Amendment and Waiver Fee that is not then due and payable shall be deemed cancelled and waived.
6.Conditions Precedent. This Amendment shall be effective as of the date hereof upon receipt by the Administrative Agent of counterparts of this Amendment duly executed by a Responsible Officer of each Credit Party, Lenders constituting the Required Lenders and the Administrative Agent.
7.Miscellaneous.
(a)Except as expressly modified hereby, all of the terms and provisions of the Loan Documents shall remain in full force and effect.  The Credit Agreement (as amended hereby) and the obligations of the Credit Parties thereunder and under the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect according to their terms.  This Amendment shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of any Loan Document or a waiver by the Administrative Agent or any Lender of any rights and remedies under the Loan Documents, at law or in equity.
(b)Each Credit Party (i) acknowledges and consents to all of the terms and conditions of this Amendment and the transactions contemplated hereby, (ii) affirms all of its obligations under the Loan Documents to which it is a party, and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Loan Documents to which it is a party.
(c)Each Credit Party (i) affirms that each of the Liens granted in or pursuant to the Loan Documents are valid and subsisting and continue in full force and effect and (ii) agrees that this Amendment does not in any manner impair or otherwise adversely affect, or constitute or establish a novation of, any of the Liens granted in or pursuant to the Loan Documents.

(d)Each Credit Party hereby represents and warrants to the Administrative Agent and the Lenders as follows giving effect to this Amendment: (i) the representations and warranties of each Credit Party contained in the Credit Agreement or any other Loan Document are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date, and (ii) no Default exists.
(e)This Amendment may be executed in any number of counterparts and by the various parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopy or in any other electronic format (such as .pdf format) shall be effective as delivery of a manually executed original counterpart of this Amendment.  Subject to Section 11.18 of the Credit Agreement, execution of this Amendment shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper based recordkeeping system, as the case may be.
(f)This Amendment is a Loan Document. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of any of the Loan Documents.
(g)This AMENDMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS. This Amendment shall be further subject to the terms and conditions of Sections 11.14 and 11.15 of the credit agreement, the terms of which are incorporated herein by reference as if fully set forth herein.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Third Amendment to be duly executed and delivered by a duly authorized officer as of the date first above written.

BORROWER:LULU’S FASHION LOUNGE, LLC,

a Delaware limited liability company

By:  /s/ Crystal Landsem

Name: Crystal Landsem

Title: CEO

HOLDINGS:LULU’S FASHION LOUNGE PARENT, LLC,

a Delaware limited liability company

By:  /s/ Crystal Landsem

Name: Crystal Landsem

Title: CEO

ADMINISTRATIVE AGENT:BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ Laurie B. Perper

Name: Laurie B. Perper

Title: Director

LENDERS:BANK OF AMERICA, N.A.,

as a Lender, L/C Issuer and Swing Line Lender

By: /s/ Laurie B. Perper

Name: Laurie B. Perper

Title: Director